Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated June 2, 2014 relating to the consolidated financial statements of Travelport Worldwide Limited and subsidiaries, and the related financial statement schedule appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE LLP

London, United Kingdom
June 4, 2014